Exhibit 99.4

March 7, 2005

PERSONAL AND CONFIDENTIAL

The Board of Directors

Star Gas LLC

2187 Atlantic Street

Stamford, CT 06902

Gentleman:

I hereby resign effective immediately as a director of Star Gas LLC and each of its affiliates and subsidiaries. I agree that I will not represent myself as being a director of any of the foregoing for any purpose.

Sincerely,

/s/ Audrey L. Sevin
Audrey L. Sevin